UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 12, 2026
Date of Report (date of earliest event reported)

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-31420	54-1821055
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway			23238
Richmond,	Virginia
(Address of Principal Executive Offices)			(Zip Code)
(804) 747-0422
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2026, CarMax, Inc. (the “Company”) announced that it intends to add Robert T. O’Shaughnessy to the Company’s Board of Directors (the “Board”), subject to shareholder approval at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Additionally, the Company announced the planned retirements of Shira Goodman and Mitchell Steenrod, each of whom will not stand for re-election at the Annual Meeting.

Mr. O’Shaughnessy, age 60, brings extensive financial, operational, and leadership experience in industries where understanding shifting market and customer dynamics is crucial to success, including direct auto industry expertise. He retired from his position as Executive Vice President of PulteGroup, Inc., one of the largest homebuilders in the U.S., in March 2026, after serving as Executive Vice President and Chief Financial Officer from May 2011 until February 2025. Previously, Mr. O’Shaughnessy served as Executive Vice President and Chief Financial Officer of Penske Automotive Group from 2007 to 2011. He held a number of financial roles with increasing responsibility at Penske, including Senior Vice President and Controller, from 1997 to 2007. Mr. O’Shaughnessy began his career in the New York office of Ernst & Young.

The Board has determined that Mr. O’Shaughnessy qualifies as an independent director under New York Stock Exchange listing standards. There are no family relationships between Mr. O’Shaughnessy and any director or executive officer of the Company or any related party transactions involving Mr. O’Shaughnessy and the Company. Mr. O’Shaughnessy will participate in our non-employee director compensation program, which currently consists of an annual cash retainer, annual grant of restricted stock units, and related board service fees, as applicable. The Company expects that Mr. O’Shaughnessy will serve on the Board’s Audit Committee, subject to his election as a director at the Annual Meeting.

Ms. Goodman and Mr. Steenrod will continue to serve on the Board until their terms end at the Annual Meeting. Ms. Goodman's and Mr. Steenrod’s decisions not to stand for re-election did not result from any disagreement with the Company.

A copy of the Company’s press release announcing Mr. O’Shaughnessy’s nomination and the planned retirements of Ms. Goodman and Mr. Steenrod is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits    The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.
99.1	Press Release, dated May 12, 2026, issued by CarMax, Inc., entitled “CarMax Announces Robert O’Shaughnessy to Join Board of Directors”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: May 12, 2026	By: /s/ John M. Stuckey, III
John M. Stuckey, III
Senior Vice President, General Counsel
and Corporate Secretary